                                          ***TEXT OMITTED AND FILED SEPARATELY
                                              CONFIDENTIAL TREATMENT REQUESTED
                                       UNDER 17 C.F.R. Sections 200.80(b)(4),
                                                          200.83 and 240.24b-2



                                 BUILDING LEASE



                                     BETWEEN



                     BRADLEY ASSOCIATES LIMITED PARTNERSHIP

                                    LANDLORD


                                       AND


                              SUREBEAM CORPORATION

                                     TENANT






                                300 REGENCY DRIVE
                           GLENDALE HEIGHTS, ILLINOIS

                                    PROPERTY



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                                TABLE OF CONTENTS


                                                                            PAGE

1.       AGREEMENT TO LEASE....................................................1

2.       TERM..................................................................1

         2.1      Term.........................................................1

         2.2      Right to Terminate...........................................1

3.       RENT..................................................................2

         3.1      Fixed Annual Rent............................................2

         3.2      Consumer Price Index Adjustment..............................2

         3.3      Inclusion in "Rent"..........................................3

         3.4      Manner of Payment............................................3

         3.5      Late Payment of Rent.........................................3

         3.6      Security Deposit.............................................3

4.       TAXES AND ASSESSMENTS.................................................4

         4.1      Taxes........................................................4

         4.2      Tax Impounds.................................................4

         4.3      Taxes Defined................................................4

         4.4      Evidence of Payment..........................................5

         4.5      Landlord's Right to Pay Taxes................................5

         4.6      Contest......................................................5

         4.7      Tax Litigation...............................................5

         4.8      Utilities....................................................5

5.       USE...................................................................5

         5.1      Permitted Use................................................5

         5.2      Compliance with Laws and Insurance Requirements..............6

         5.3      Failure to Comply............................................6

6.       MAINTENANCE OF PROPERTY...............................................7

         6.1      Maintenance..................................................7

         6.2      Roof Replacement.............................................7

7.       LIABILITY INSURANCE...................................................8

         7.1      By Tenant....................................................8

8.       HAZARD INSURANCE......................................................8

         8.1      Building Insurance...........................................8

         8.2      Boiler Insurance.............................................8


                                       i.
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         8.3      Earthquake and Flood Coverage................................8

         8.4      Rent insurance...............................................9

         8.5      Self-Insurance...............................................9

         8.6      Landlord's Rights............................................9

         8.7      Mutual Waiver................................................9

         8.8      Delivery to Landlord.........................................9

9.       DAMAGE OR DESTRUCTION.................................................9

         9.1      Tenant to Restore............................................9

         9.2      Procedure For Restoration...................................10

         9.3      Insurance Proceeds..........................................10

         9.4      Failure to Restore..........................................11

         9.5      Material Loss After 10th Lease Year.........................11

10.      LIENS................................................................11

         10.1     Liens.......................................................11

         10.2     Landlord's Rights...........................................12

11.      ALTERATIONS AND IMPROVEMENTS.........................................12

         11.1     Permitted Alterations.......................................12

         11.2     Insurance in Connection with Alterations....................12

         11.3     Compliance with Laws........................................12

         11.4     Signs.......................................................12

         11.5     Alterations at Surrender....................................13

12.      CONDITION OF PROPERTY; ENVIRONMENTAL MATTERS; POSSESSION.............13

         12.1     Environmental Matters:  Definitions.........................13

         12.2     Tenant's Environmental Covenants............................14

         12.3     Landlord's Environmental Covenants..........................15

         12.4     Survival....................................................15

         12.5     Tenant's Acceptance.........................................15

13.      CONDEMNATION.........................................................15

         13.1     Substantial Condemnation....................................15

         13.2     Non-Substantial Condemnation................................16

         13.3     Alternate Form of Taking....................................16

14.      RENT ABSOLUTE........................................................16


                                       ii.
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         14.1     Net Lease...................................................16

15.      ASSIGNMENT-SUBLETTING BY TENANT......................................17

         15.1     Assignment and Subletting...................................17

         15.2     Notice to Landlord..........................................17

         15.3     Operation of Law; Hypothecation.............................17

         15.4     Affiliated Entities.........................................18

16.      INFORMATION..........................................................18

         16.1     Information.................................................18

17.      ESTOPPEL CERTIFICATES................................................18

         17.1     Estoppel Certificates.......................................18

18.      INSPECTION OF PROPERTY...............................................19

         18.1     Inspections.................................................19

         18.2     Exhibit Property............................................19

19.      FIXTURES.............................................................19

         19.1     Fixtures....................................................19

         19.2     Tenant's Equipment..........................................19

         19.3     Removal.....................................................19

20.      EVENTS OF DEFAULT....................................................19

         20.1     Tenant's Default............................................19

         20.2     Landlord's Remedies.........................................20

         20.3     Landlord's Defaults and Tenant's Remedies...................22

         20.4     Waiver......................................................22

         20.5     Injunction..................................................23

         20.6     Remedies Cumulative.........................................23

         20.7     Right to Cure Defaults......................................23

21.      EXPENSES OF ENFORCEMENT..............................................23

         21.1     Expenses of Enforcement.....................................23

22.      SUBORDINATION TO MORTGAGES...........................................23

         22.1     Subordination...............................................23

         22.2     Non-Disturbance and Attornment..............................24

23.      INDEMNITY AND WAIVER.................................................24

         23.1     Tenant's Indemnity..........................................24


                                        iii.
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         23.2     Waiver......................................................25

         23.3     Landlord's Indemnity........................................26

24.      SURRENDER............................................................26

         24.1     Surrender...................................................26

         24.2     Holding Over................................................26

25.      COVENANT OF QUIET ENJOYMENT..........................................27

         25.1     Quiet Enjoyment.............................................27

         25.2     Control of Property.........................................27

26.      BROKERAGE............................................................27

         26.1     Brokerage...................................................27

27.      RECORDING OF MEMORANDUM OF LEASE.....................................27

         27.1     Recording...................................................27

28.      NOTICES..............................................................27

         28.1     Notices, Demands and Other Instruments......................27

29.      COVENANTS RUN WITH LAND..............................................28

         29.1     Run wIth Land...............................................28

         29.2     Meaning of "Landlord".......................................28

         29.3     Limitation on Landlord's Liability..........................29

30.      MISCELLANEOUS........................................................29

         30.1     Captions....................................................29

         30.2     Severability................................................29

         30.3     Applicable Law..............................................29

         30.4     Amendment in Writing........................................29

         30.5     Relationship of the Parties.................................29

         30.6     Payments....................................................29

         30.7     Lease Interest Rate.........................................30

         30.8     Terms.......................................................30

         30.9     Lease Contains All Terms....................................30

         30.10    Merger......................................................30

         30.11    Tenant's Representation and Warranty........................30

         30.12    Landlord's Representations and Warranty.....................30

         30.13    Guaranty....................................................30


                                      iv.
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EXHIBITS

A -- Legal Description
B -- Guaranty
C -- Tenant Estoppel Certificate


                                       v.
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                                 BUILDING LEASE


         THIS BUILDING LEASE (the "LEASE") is made as of November 17, 2000 by and between BRADLEY ASSOCIATES LIMITED PARTNERSHIP, an Illinois limited partnership or its assignee ("LANDLORD") and SUREBEAM CORPORATION, a Delaware corporation ("TENANT").


                                    RECITALS:

         A. Landlord is about to purchase that certain tract of real estate and improvements commonly known as 300 Regency Drive, Glendale Heights, Illinois, more particularly described on Exhibit A (the "PROPERTY"). The improvements upon the Property consist of a single story industrial building containing about 56,046 square feet on a parcel that consists of approximately 3.926 acres.

         B. Landlord has never been in possession or control of the Property.

         C. Concurrently with its acquisition of ownership of the Property, Landlord desires to lease the Property to Tenant, and Tenant desires to lease the Property from Landlord, on the terms, conditions and provisions set forth in this Lease.


1.       AGREEMENT TO LEASE

         Landlord leases to Tenant and Tenant leases from Landlord, the Property, subject to the terms of this Lease and to the covenants, conditions, agreements, easements, encumbrances and restrictions affecting the Property.


2.       TERM

         2.1      TERM.

         The term of this Lease commences 30 days after the date Landlord notifies Tenant that Landlord acquired title to the Property and tenders possession to Tenant, anticipated to occur on or before February 1, 2000 (the "COMMENCEMENT DATE") and will end 20 years from the last day of the month in which the Commencement Date occurs (the "EXPIRATION DATE"), unless terminated pursuant to Section 2.2 below or unless sooner terminated as set forth in this Lease. The term "LEASE YEAR" means each period of twelve (12) consecutive calendar months starting on the 1st day of the month next succeeding the Commencement Date. "PARTIAL LEASE YEAR" means the period between the Commencement Date and the first day of the first Lease Year.

         2.2      RIGHT TO TERMINATE.

         Tenant has the right to terminate this Lease at the last day of the 12th Lease Year if Tenant provides written notice to Landlord that it elects to terminate the term at that time. Such termination notice, if sent, must be received by Landlord no sooner than the 180th day of the 10th Lease Year and no later than the 1st day of the 11th Lease Year. Any termination notice delivered to Landlord before or after those dates will not be effective and the Lease will remain in full force.


                                  1.
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3.       RENT

         3.1      FIXED ANNUAL RENT.

         Tenant agrees to pay Landlord or to such other person as Landlord may direct, at such other address as Landlord may by notice in writing to Tenant from time to time direct, fixed annual rent from and after the Commencement Date, for each respective Lease Year or Partial Lease Year, (the "FIXED ANNUAL RENT"), payable in equal successive monthly installments ("FIXED MONTHLY RENT"), in advance on or before the first day of each calendar month included in the Term. The Fixed Annual Rent for the first Lease Year is the sum of Three Hundred Ninety-Two Thousand Three Hundred Twenty-Two Dollars ($392,322). Starting with the second Lease Year and continuing for the remainder of the Term of this Lease, the Fixed Annual Rent will increase by the "CPI ADJUSTMENT" described in Paragraph 3.2 below. The payment of all Fixed Annual Rent and Fixed Monthly Rent is payable without any prior demand and without any set-offs or deductions whatsoever except (a) Tenant may set off or deduct from the Fixed Monthly Rent sums equal to final awards made against Landlord in Tenant's favor by a court of competent jurisdiction; and (b) Tenant is not required to pay rent if Tenant loses possession of the Property as a result of a defect in Landlord's title to the Property. Tenant's covenant to pay all Rent (as defined in paragraph 3.3 below) is independent of every other covenant in this Lease. If the Term commences on a date other than the first day of the month, Rent for the Partial Lease Year will be payable on the Commencement Date at the same rate as the Fixed Annual Rent for the first Lease Year, prorated for the applicable number of days.

         3.2      CONSUMER PRICE INDEX ADJUSTMENT.

                  (a) CONSUMER PRICE INDEX. For purposes of this Lease, the "CONSUMER PRICE INDEX" is the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1982/84=100), published by the United States Department of Labor, Bureau of Labor Statistics.

                  (b) CALCULATION. Commencing on the first anniversary of the Commencement Date and continuing on each succeeding anniversary during the Term of this Lease, the Fixed Annual Rent will be increased by the CPI Adjustment in an amount equal to the lesser of (i) 200% times the increase in the Consumer Price Index measured from the first day of the month immediately preceding the new Lease Year compared to the level of the Consumer Price Index one year prior to such date; or (ii) two percent (2%). Each such adjustment of the Fixed Annual Rent will remain in full force and effect throughout, and is payable in equal monthly installments (in addition to Additional Rent), during the Lease Year in which it become effective. In no event will the Fixed Annual Rent be reduced. Landlord agrees to notify Tenant, in writing, of each increase. Tenant agrees to pay the new Fixed Annual Rent from the applicable adjustment date. Landlord's notice may be given after the applicable adjustment date, in which event, Tenant agrees to pay Landlord the accrued rental adjustment for the time elapsed between the effective date of the increase and Landlord's notice of such increase within thirty (30) days after receipt of Landlord's notice.

                  (c) ALTERNATIVE INDEX. If (i) the 1982/84=100 index is no longer used or if the manner in which the Consumer Price Index is determined by the Department of Labor, in Landlord's judgment, is otherwise substantially revised, the calculations will be appropriately adjusted to produce results that, in Landlord's judgment, are as nearly equivalent as is reasonably possible to the results which would have been achieved had the Consumer Price Index not been discontinued or so revised, or (ii) the Consumer Price Index is discontinued or is unavailable, Landlord will then have the right to substitute another index reflecting changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or if no such index is then available, another index published by a major


                                     2.

bank or other financial institution or by a university or recognized financial publication or by any other recognized authority, and commonly used for such calculations within the general area of the property.

         3.3      INCLUSION IN "RENT".

         The Fixed Annual Rent, together with all Additional Rent payable under this Lease (including without limitation Tenant's payments of Taxes and Assessments) is collectively referred to as "RENT."

         3.4      MANNER OF PAYMENT.

         Tenant agrees to cause the Fixed Monthly Rent and all Additional Rent payable monthly to be sent to Landlord by check or by wire transfer on the first day of each month during the term of this Lease.

         3.5      LATE PAYMENT OF RENT.

         If the full amount of the Fixed Monthly Rent due from Tenant is not paid on or before the 5th day of the month for which such Rent is due, irrespective of whether such fifth day is a business day or holiday, then a late charge in an amount equal to 5% of the Fixed Monthly Rent then due will be due and payable, without the requirement of any prior notice by Landlord and without any cure or grace period before the late charge is imposed. In addition, all past due Rent and/or other sums due to Landlord pursuant to the terms of this Lease which have not been paid by the fifth (5th) day of the month during which such payment is due will bear interest at the Lease Interest Rate (as defined), from the due date until paid by Tenant. Notwithstanding the foregoing, Landlord will allow one grace period of fifteen (15) days every twelve (12) months before interest accrues on past due Rent.

         3.6      SECURITY DEPOSIT.

         Tenant agrees to deposit with Landlord, upon the execution of this Lease, the sum of $23,000.00 as the Security Deposit as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of all Rent and other sums required to be paid by Tenant, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of such rent in default, for any sum that Landlord expends by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re-entry by Landlord. If any of the security deposit is so used, applied or retained by Landlord at any time or from time to time, Tenant promptly agrees, in each such instance, on written demand by Landlord, pay to Landlord such additional sums as are necessary to restore the security deposit to the original amount set forth in the first sentence of this section. If Tenant fully and faithfully complies with all the terms, provisions, covenants and conditions of this Lease, the balance of the security deposit will be returned to Tenant after the following: (a) the time fixed as the expiration of the Term of this Lease; (b) the removal of Tenant from the Premises; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and (d) final determination of all amounts payable by Tenant and payment of same. Tenant is not entitled to receive any interest on the security deposit that may be commingled with other funds of Landlord. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the remaining balance, Landlord may return the security deposit to the original Tenant, regardless of one or more assignments of this Lease.


                                    3.

4.       TAXES AND ASSESSMENTS

         4.1      TAXES.

         Tenant agrees to pay as Additional Rent for the Property, all taxes and assessments, general and special, water rates, utilities and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Property or upon any building or improvements at any time situated on the Property, accruing or becoming due and payable during the term of this Lease and any extension. All taxes are calculated on an "accrual" basis, which means that Tenant is responsible for taxes assessed and levied with respect to the period from and after the Commencement Date, regardless of when such taxes are actually due or payable. Pursuant to this Lease, the general taxes levied against the Property will be prorated between Landlord and Tenant for the first year of the term as of the Commencement Date. Taxes will also be prorated preliminarily as of the date of expiration of the term of this Lease for the last year of the term (including any extensions), on the basis of the most recent ascertainable real estate taxes as applied to the most recent assessed valuation Property. After the expiration of the term, including any extensions, Landlord and Tenant agree to reprorate the general real estate taxes for the final Lease Year. Landlord or Tenant agree to immediately pay to the other party (as appropriate) such amounts as are reflected by such reproration. Benefit may be taken by Tenant of the provisions of statute or ordinance permitting any assessment to be paid over a period of years; however, Tenant agrees to pay all installments due during the term or any extension. Tenant also agrees to pay any new tax of a nature not presently in existence but which may hereafter be levied, assessed or imposed upon the Landlord or upon the Property, if such tax is based upon or arise out of the ownership, use of operation of the Property; provided, however, that for the purpose of computing Tenant's liability for such new type of tax, the Property will be considered as the only property of the Landlord. Landlord agrees to forward to Tenant any tax bills, or assessment notices that it receives from time to time.

         4.2      TAX IMPOUNDS.

         Tenant agrees to deposit monthly with Landlord, or such other entity as Landlord may designate, on the first day of each and every month during the Lease term or any extension, a sum equal to 1/12th of the aggregate amount of the prior year's general real estate taxes and annual installments of special assessments levied with respect to the Property, which monthly deposits will be used as a fund to be applied to the payment of such general real estate taxes and special assessments as they become due and payable. The existence of such fund does not limit or alter Tenant's obligation to pay the taxes or assessments for which the fund was created. Tenant must furnish Landlord with a copy of the tax bill and such additional funds as may be necessary to pay the tax bill in full, along with a request to pay the taxes at least fourteen (14) days prior to the due date.

         4.3      TAXES DEFINED.

         Nothing contained in this Lease should be construed to require Tenant to pay any franchise, inheritance, estate, succession or transfer tax of Landlord or any income or excess profits tax assessed upon or in respect of any income of Landlord or chargeable to or required to be paid by Landlord unless such tax is specifically levied against the rental income of Landlord derived under this Lease, as and for a substitute for the real estate taxes, in whole or in part, upon the Property in which event the Rent will be considered as the sole income of Landlord.


                                        4.

         4.4      EVIDENCE OF PAYMENT.

         Except when taxes are paid directly by Landlord from the escrow pursuant to Section 4.2 above, Tenant agrees to deliver to Landlord duplicate receipts or photostatic copies showing the payment of all such taxes, assessments, other impositions, within thirty (30) days after the respective payments, but no later than (20) days after the due date.

         4.5      LANDLORD'S RIGHT TO PAY TAXES.

         Landlord, at its option, has the right at all times during the term to pay any such taxes, assessments or other charges impositions not paid by Tenant, and the amounts so paid, including reasonable expenses, will be Additional Rent due at the next rent day after any such payments, with interest at the Lease Interest Rate from the date of payment.

         4.6      CONTEST.

         Tenant is not required to pay any tax, assessment, tax lien other imposition or charge upon or against such Property so long as Tenant, in good faith and with due diligence, contests the same by appropriate legal proceedings which have the effect of preventing the collection of the tax, assessment, tax lien or other imposition or charge so contested; provided that on or before the due date of any such tax, assessment, tax lien or other imposition or charge, Tenant will provide Landlord with such reasonable security as may be demanded by Landlord to insure payment of the amount of the tax, assessment, tax lien or other imposition or charge, and all interest and penalties thereon. Landlord agrees to join with Tenant when requested and execute any and all documents prepared as Tenant may reasonably request in connection with any such contest, but Tenant agrees to pay all costs and expenses engendered by any such contest.

         4.7      TAX LITIGATION.

         If Tenant institutes suit to recover any tax, assessment, tax lien or other imposition or charge paid by Tenant under protest in Landlord's name, Tenant shall have the right, at its sole expense, to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify each Indemnified Party and save it harmless from and against all costs, charges or liabilities in connection with any such suit. All funds received as a result of any such suit will belong to Tenant unless any such recovery relates to a period of time which is not part of the term of this Lease, and in such case will be paid to Landlord, less an equitable portion of Tenant's cost in obtaining such refund. When requested, Landlord will execute any and all documents prepared at Tenant's expense as Tenant may reasonably require in connection with such litigation.

         4.8      UTILITIES.

         Tenant agrees to pay for any and all utilities and services necessary for its use and operation of the Property during the term of this Lease, including without limitation charges for electricity, water, fuels and scavenger service, and any fees, costs, charges, or assessments levied with respect to the Property pursuant to covenants contained in any covenant, easement or declaration recorded against the Property.


5.       USE

         5.1      PERMITTED USE.

         The Property may be used for general office uses, warehouse, research center, light manufacturing of food products, refrigeration and distribution of products which are not Hazardous Materials, as offices and laboratories, and for other related reasonably incident uses, and for any other lawful commercial activity. Tenant may not use or occupy the Property


                                     5.

or permit the Property to be used or occupied contrary to any statute, rule, order, ordinance, requirement, regulation or restrictive covenant or in any manner which would violate any certificate of occupancy affecting the same or which would render insurance void or the insurance risk more hazardous, or which would cause injury to the improvements or cause the value or usefulness of the Property or any part to diminish or which would constitute a public or private nuisance or waste. Tenant agrees that it will, promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Landlord warrants to Tenant that it has no actual knowledge that the Tenant's proposed use is not allowable by any local, state, or federal jurisdiction.

         Subject to the terms of the Lease, if, at any time during the term of the Lease, any improvements on, or use of, the Property ever is in violation or breach of, or constitutes an encroachment over, any boundary setback line, sideyard line, or any other covenant or restriction imposed upon Property whether private or public, recorded or unrecorded ("Restrictions"), Tenant (i) indemnifies, agrees to harmless and defend, Landlord and its mortgagees against any and all loss, claim or damage resulting therefrom, and (11) agrees promptly, at its sole cost and expense, to fully cure and correct any such violation, breach or encroachment in such a manner that (i) does not diminish or impair the value of the Property, and (ii) is satisfactory to enable a reputable title insurance company licensed to do business in the state where the Property is located to issue, to Landlord and its mortgagees, its customary title endorsement insuring over such matter.

         5.2      COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

         Tenant, at Tenant's sole cost and expense, will promptly comply and will cause the Property to comply with all present and future laws, ordinances, orders, rules, regulations and requirements of (i) all federal, state, municipal and local governments, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies exercising similar functions, and (ii) all contracts, agreements, insurance policies, permits, licenses, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Property or to the use or manner of use of the Property, or the owners, tenants or occupants thereof, whether or not any such law, ordinance, order, rule, regulation or requirement interferes with the use and enjoyment of the Property. Tenant must make any and all structural repairs or alterations with respect to the Property to the extent, if any, needed to bring the Property into compliance with such laws, ordinances, orders, rules, regulations or requirements, including without limitation the Americans with Disabilities Act. Landlord promptly agrees to provide Tenant copies of any notice received by Landlord from any governmental authority or insurance company pertaining to the condition or operation of the Property which may require corrective work by Tenant.

         5.3      FAILURE TO COMPLY.

         Tenant agrees to pay alt costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the provisions of this Lease, and in any event agrees to Indemnified Party against all liability incurred by Landlord resulting from Tenant's non-compliance. Tenant agrees to promptly give notice to Landlord of any notice of received by Tenant. Without diminishing the obligation of Tenant, if Tenant fails to commence to comply as expeditiously as is reasonably feasible, with any of such laws, rules, requirements, directions, ordinances or regulations concerning or affecting the Property, Landlord may do so at Tenant's expense. Any payments made by Landlord, plus interest at the Lease Interest Rate from the date of payment, will be immediately due and payable by Tenant as Additional Rent.


                                      6.

6.       MAINTENANCE OF PROPERTY

         6.1      MAINTENANCE.

         Tenant agrees to take good care of the Property and keep same, including without limitation, entire exterior and interior, the roof (subject to the provisions in Section 6.2 below), foundations, parking areas, driveways, landscaped areas, sidewalks and appurtenances together with any and all alterations and additions, in good condition and repair, suffering no waste or injury, normal wear and tear excepted. Tenant will, at its sole cost and expense, promptly make all necessary repairs and replacements, structural or otherwise, ordinary as well as extraordinary, foreseen as well as unforeseen, in and to any improvements or equipment now or hereafter located upon the Property, including, without limitation, the entire interior and exterior, the roof, the foundation, sidewalks, parking areas, railroad tracks, water, sewer, gas and electricity connections, pipes, mains and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Property. All such repairs and replacements must be of a quality, sufficient for the proper maintenance and operation of the Property. Tenant agrees to keep and maintain the improvements at any time situated upon the Property and all sidewalks, vault space, parking areas and areas adjacent, safe, secure and clean, specifically including, but not by limitation, snow and ice clearance, landscaping and removal of waste and refuse matter. Tenant will not permit anything to be done upon the Property (and agrees to perform all maintenance, replacements and repairs so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies required under the provisions of this Lease.

         6.2      ROOF REPLACEMENT.

                  (a) LANDLORD DUTY DURING FIRST 12 LEASE YEARS. Landlord agrees to pay for the cost of any roof replacement needed during the first 12 Lease Years provided that (i) Tenant fulfills all of its roof repair and maintenance obligations under this Lease; and (ii) replacement is not needed due to acts performed by Tenant, such as roof penetrations or the placement of machinery or equipment on the roof. If the parties do not agree that the roof needs to be replaced prior to end of the 12th Lease Year, then each party may engage a roofing contractor or consultant to review the roof and determine if repair or replacement is needed. If the parties and their roofing contractors still cannot agree, then the roofing contractors will be directed to appoint a third independent roofing contractor or consultant who will decide. In the event Landlord replaces the roof during the Term of the lease, all warranties in connection with will be assigned to Tenant during the remainder of the term of the Lease.

                  (b) TENANT DUTY AFTER FIRST 12 LEASE YEARS. If Tenant does not exercise its right to terminate this Lease effective at the end of the 12th Lease Year and Tenant has not replaced the roof at least one time within 90 days prior to the scheduled expiration of the term of the Lease, then the parties agree to engage a mutually satisfactory roofing contractor for the purpose of determining the replacement cost of the roof. Tenant agrees to pay Landlord such replacement cost on or before the expiration of the term of the Lease. If the parties cannot agree upon a mutually satisfactory roofing contractor at least 45 days prior to the scheduled expiration of the Lease, then the roofing contractor will be selected by the Chicago Society of Architects or equivalent society or association of architects for the City of Chicago or State of Illinois.


                                      7.
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7.       LIABILITY INSURANCE

         7.1      BY TENANT.

         Tenant will continuously maintain, for the benefit of Landlord, and Landlord's beneficiaries, mortgagee and agents, and Tenant, comprehensive general public insurance written on an "OCCURRENCE BASIS" against claims for personal injury, sickness or disease, including death and property damage, in, on or about the Property, such insurance to afford protection initially at least in the amount of $[...***...] per occurrence and thereafter in such amounts as Landlord may reasonably require from time to time. Tenant will furnish Landlord with a certificate or certificates of such insurance policy or policies. All insurance must be procured from a responsible insurance company or companies satisfactory Landlord and to Landlord's mortgagee, if any, and authorized to do business in the state in which the Property is located and must be obtained by Tenant by specific endorsement on its insurance policies. All such policies must provide that they may not be canceled or altered except upon thirty (30) days' prior written of Landlord and the policies must specifically name Landlord and Landlord's mortgagees, if any, as additional insureds.


8.       HAZARD INSURANCE

         8.1      BUILDING INSURANCE.

         Tenant will continuously maintain insurance on all buildings and improvements on the Property against loss by fire and other casualty, the risks covered by what is commonly known as extended coverage, all risk, malicious mischief and vandalism, and all other risks of direct physical loss, in an amount equal to [...***...] of such buildings and improvements, and must include a replacement cost endorsement and an agreed amount endorsement. The policy or policies evidencing such insurance must be written by a company or companies satisfactory to Landlord and to Landlord's mortgagee, if any, and authorized to do business in the state in which the Property is located, must name Landlord and Tenant as insureds thereunder, and must provide that losses are payable to such insureds as their respective interests may appear. At the request of Landlord, a mortgage clause will be included in such policies covering Landlord's mortgagee, if any. Such policies must provide that they may not be canceled or altered except upon thirty (30) days' prior written notice to Landlord and to Landlord's mortgagee, if any. If the insurance on the real property provides a "BLANKET" limit of liability applicable to real property other than the Property or to personal property of Tenant, Tenant must obtain a loss payable clause applicable to the real property insurance in favor of Landlord specifying a limit of liability equal to not less than [...***...] percent ([...***...]%) of the then [...***...] of the Property.

         8.2      BOILER INSURANCE.

         Tenant agrees to provide boiler and machinery insurance ("BOILER AND MACHINERY INSURANCE") that includes in its coverage all steam boilers, pressure tanks, air conditioning equipment and other such similar apparatus on the Property on the Commencement Date of this Lease and such similar apparatus, if any, that Tenant may install on the Property during the term of this Lease. The policy or policies of Boiler and Machinery Insurance shall be written for an amount of not less than $[...***...] per occurrence on a repair and replacement cost basis.

         8.3      EARTHQUAKE AND FLOOD COVERAGE.

         Tenant further agrees that, at Landlord's written request, if and when obtainable, it will procure and maintain earthquake and flood insurance on the improvements located upon the Property for not less than [...***...] ([...***...]%) percent of the full insurance value above foundation.




                                       8.
                                          * Confidential Treatment Requested

Such insurance shall provide for payment of loss thereunder to Landlord and Tenant, as their interests may appear, and shall at Landlord's request, contain a mortgage clause in favor of Landlord's mortgagee, if any.

         8.4      RENT INSURANCE.

         If at any time Tenant's credit rating with Standard and Poor's is less than "BBB," then Tenant agrees to provide rental value insurance ("Rental Value Insurance") which includes in its coverage all perils customarily designated as "All Risk" or "Special" including, but not limited to, fire, extended coverage, vandalism and malicious mischief. The policy for Rental Value Insurance must be written for an amount greater than or equal to the annual Fixed Annual Rent plus the estimated amount of Taxes, assessments and insurance premiums payable under this Lease during the next succeeding calendar year and must be written on a one hundred percent (100%) contribution form.

         8.5      SELF-INSURANCE.

         As long as Tenant's credit rating with Standard and Poor's is no less than "BBB", then Tenant may self-insure against the perils described in Section 8.1, 8.2 and 8.3 above.

         8.6      LANDLORD'S RIGHTS.

         If Tenant fails, neglects or refuses to maintain insurance and keep the same in full force as provided for in this Lease, then Landlord may, at its election, procure or renew such insurance, and any amounts paid by Landlord will be Additional Rent due at the next rent day after any such payment, with interest at the Lease Interest Rate from the date of payment.

         8.7      MUTUAL WAIVER.

         Landlord and Tenant waive all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and, notwithstanding any provision or provisions contained in this Lease to the contrary) to any person or property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is permitted by the applicable policy of insurance.

         8.8      DELIVERY TO LANDLORD.

         Certificates evidencing all insurance coverages required under this Lease shall be delivered to Landlord and to Landlord's mortgagee within sixty
(60) days after demand, and renewals must be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies. Landlord may deposit any such certificates with its mortgagee, if any.


9.       DAMAGE OR DESTRUCTION

         9.1      TENANT TO RESTORE.

         Tenant agrees that in case of damage to or destruction of any building or improvements on the Property or of the fixtures and equipment in the Property during the term of this Lease, by fire or other casualty, it will promptly, at its sole cost and expense, repair, restore or rebuild the same. Upon the completion of such repair, restoration or rebuilding, the value and rental value of the buildings and improvements upon the Property must be at least equal to the value and rental value of the buildings and improvements immediately prior to the happening of such fire or other casualty. Rent and other charges payable by Tenant will not abate during the period of such repair, restoration or rebuilding or during any period that the improvements are not tenantable because of such damage or destruction, unless such casualty was caused by the act or omission of Landlord, its officers, employees, agents or contractors.


                                       9.

         9.2      PROCEDURE FOR RESTORATION.

         Before commencing such repairing, restorations, or rebuilding, involving an aggregate estimated cost of more than $250,000.00 over any continuous 12 month period, (a) plans and specifications, prepared by a licensed architect must be submitted to Landlord for Landlord's approval; (b) Tenant will furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work will be submitted to Landlord; and (d) Tenant will furnish to Landlord's title company such evidence as is satisfactory to it to insure payment for the completion of all work free and clear of liens. All restoration, repair, rebuilding and other construction performed by or on behalf of Tenant to the Property must be performed in a good and workmanlike manner, lien free, in accordance with all applicable governmental statutes, ordinances and regulations. Landlord covenants that its approval or consent, if required, will not be unreasonably withheld, but Tenant agrees and acknowledges that, if the approval or consent of Landlord's mortgagee is required by the terms of Landlord's mortgage, Landlord's approval or consent may conditioned on Landlord's first receiving such approval or consent from its mortgagee.

         9.3      INSURANCE PROCEEDS.

         In the event of loss under any policy or policies of insurance described in Article 8, the proceeds will be paid to the Landlord or Landlord's mortgagee if the mortgagee requires that the insurance proceeds be held by Landlord or Landlord's mortgagee. If so, and so long as Tenant is not then in default, Tenant will be paid from time to time by the Landlord or Landlord's mortgagee for the expense of repairing or rebuilding the buildings or improvements which have been damaged or destroyed. If Landlord has surplus funds after the completion of such repairs or rebuilding and the payment of all contractors, subcontractors and suppliers, free from all liens of mechanics and materialmen and others, those surplus funds will be paid to Tenant, subject to the rights of Landlord's mortgagee(s). All payouts by Landlord may be made after making provision for holdbacks and upon the written request of Tenant. Each payment request by Tenant shall be accompanied by the certificate of the architect or engineer in charge of the repairs and rebuilding stating:

                  (a) that the sum requested is due to the contractors, materialmen, laborers, engineers, architects, or other persons (whose names and addresses shall be stated) who have furnished services or materials for the repairs and restoration, or is required to reimburse Tenant for expenditures made by Tenant in connection with the repairs and restoration;

                  (b) that the sum requested when added to all sums previously paid out under this Article for the repairs and restoration does not exceed the value of the repairs and restoration done to the date of such certificate;

                  (c) the progress of the repairs and restoration;

                  (d) that the repairs and restoration have been done pursuant to all plans and specifications required by Section 9.2; and

                  (e) that in the opinion of the architect or engineer, the remaining amount of the sum on deposit will be sufficient upon the completion of the repairs and restoration to pay for the same in full.

         The Tenant agrees to furnish Landlord at the time of any such payment, statements and waivers of lien as may be required under the mechanic's lien law of the state in which the Property is located. The Landlord will not be required to pay out any sum when the Property are encumbered with any such lien, or when the Tenant is in default under any covenant or


                                    10.

obligation in this Lease. The Landlord has the right to pay directly all persons who have furnished services or materials.

         As long as Tenant is in possession of the Property and Landlord's mortgagee does not require that insurance proceeds be held by Landlord or Landlord's mortgagee, then the insurance proceeds for the repair or restoration of the Property may be paid to Tenant for use in repairing and restoring the Property.

         9.4      FAILURE TO RESTORE.

         If Tenant does not commence the repair, restoration or rebuilding as required by this Article within a reasonable time after any damage or destruction, and diligently pursue the completion of same, then Tenant will be in default under this Lease unless the delay is caused by the failure of Landlord or Landlord's mortgagee to disburse funds to Tenant in a timely manner. In addition to any remedy of Landlord under this Lease, at law or in equity, Landlord, or Landlord's mortgagee, as the case may be, may retain the balance of all sums deposited pursuant to this Article remaining in the hands of Landlord.

         9.5      MATERIAL LOSS AFTER 10TH LEASE YEAR.

         Notwithstanding the provisions of Articles 8 and 9, if a "MATERIAL LOSS" (as defined) occurs after Tenant notifies Landlord that Tenant elects to terminate this Lease at the end of the 12th Lease Year in accordance with
Section 2.2, then any insurance proceeds payable as a result of the Material Loss will be paid to Landlord. Landlord may elect within 60 days after the occurrence of the Material Loss whether to (a) repair and restore the Property; or (b) terminate the Lease effective as of the date Landlord notifies Tenant of Landlord's election to terminate. For purpose of this paragraph, "Material Loss" means a loss or damage to the Property expected to cost more than $500,000.00 to repair and restore. If Landlord fails to advise Tenant within such 60 day period that Landlord elects to terminate this Lease, then the Lease will continue and Landlord will be deemed to have determined that Tenant will undertake the repair and restoration of the Property.

         If Landlord elects to terminate this Lease, Tenant will pay Rent through the date that Tenant vacates the Property and Tenant will promptly vacate the Property in accordance with the terms of this Lease except that Tenant will not be obligated to repair or restore the Material Loss. If Landlord does not elect to terminate this Lease, then Tenant's obligation to pay Rent will not abate and Tenant will diligently pursue completion of the repairs and restoration, which Tenant agrees to perform in a timely and workmanlike manner using new and good grade materials.


10.      LIENS

         10.1     LIENS.

         Subject to Tenant's right to contest provided in Section 4.6, Tenant will immediately upon receipt of notice remove and discharge any charge, lien, security interest or encumbrance upon the Property or upon any Rent, Additional Rent or other sums payable under this Lease which arises out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Property at the request or on behalf of Tenant, but not including (i) this Lease and any permitted assignment hereof or any sublease permitted hereunder, (ii) any mortgage, charge, lien, security interest or encumbrances created, caused or expressly consented to by Landlord or its agents, employees or representatives and (iii) liens and claims for taxes and assessments not yet delinquent. Nothing contained in this Lease should be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by


                                     11.

any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. Notice is given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Property through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials may attach to or affect the interest of Landlord in and to the Property.

         10.2     LANDLORD'S RIGHTS.

         If Tenant fails to contest the validity of any lien or claimed lien for which Tenant is responsible or fail to give security to Landlord to insure payment, or if Tenant fails to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered, then Landlord may, at its election remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by landlord, including reasonable attorneys' fees, for such purposes will be so much Additional Rent due from Tenant to Landlord at the next rent date after any such payment, with interest at the Lease Interest Rate.


11.      ALTERATIONS AND IMPROVEMENTS

         11.1     PERMITTED ALTERATIONS.

         Tenant may make any alteration, addition or improvement to the Property, but Tenant may not (a) after, modify or demolish any exterior or load bearing walls; or (b) do any work which will endanger or impair the structural integrity or value of the Property. Landlord will not unreasonably withhold its consent. Landlord recognizes that Tenant may construct a fire wall and non-load bearing walls within the building,

         No additions, improvements or alterations may be commenced until Tenant has first satisfied the following requirements: (a) Tenant procures all necessary permits, licenses, approvals and authorizations required with respect to the proposed work: and (b) Tenant agrees to provide Landlord with an as-built drawing depicting the applicable alteration, addition or improvement upon completion of this Lease. All alterations, additions or improvements that Tenant is required or permitted to make and any other construction performed by or on behalf of Tenant to the Property must be performed in a first-class and workmanlike manner, using new and good grades of material.

         11.2     INSURANCE IN CONNECTION WITH ALTERATIONS.

         No alteration, addition or improvement to the Property may be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord, evidencing workmen's compensation coverage. and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property, on or off the Property, arising out of and during the making of such alterations, additions or improvements.

         11.3     COMPLIANCE WITH LAWS.

         Any alteration, addition or improvement by Tenant shall be lien free and in compliance with any applicable governmental law, statute, ordinance or regulation.

         11.4     SIGNS.

         Tenant may, in compliance with applicable law, place, erect and maintain any signs on the facia, walls, and any other place on or about the Property, which signs shall remain the property of Tenant and may be removed at any time during the term of this Lease, or any extensions thereof, provided Tenant shall repair or reimburse Landlord for the cost of any


                                      12.

damage to the Property resulting from the installation or removal of such signs, ordinary wear and tear excepted.

         11.5     ALTERATIONS AT SURRENDER.

         All alterations, additions and improvements (except Tenant's Equipment, as defined in Section 19.2), installed at the expense of Tenant will become the property of the Landlord and will remain upon and be surrendered as a part of the Property at the expiration or termination of this Lease. But, if Tenant does not occupy the Property for at least 16 Lease Years, then, at Landlord's option, Landlord may require Tenant to remove such alterations, additions and improvements and restore the Property to its original condition, ordinary wear and tear excepted. If Landlord requests that Tenant remove all or any portion of such alterations, additions or improvements, then Tenant will promptly do so and if Tenant fails to do so, then Landlord may perform all such removal and restoration, at the expense of Tenant.


12.      CONDITION OF PROPERTY; ENVIRONMENTAL MATTERS; POSSESSION

         12.1     ENVIRONMENTAL MATTERS:  DEFINITIONS.

         For purposes of this Lease, the following terms have the following definitions:

                  (a) "ALLOWABLE HAZARDOUS MATERIALS" means such Hazardous Materials as are customarily used for permitted normal business purposes in the operation of the Property, but only in such quantities as are appropriate therefor and only to the extent that such uses are in compliance with all Environmental Laws.

                  (b) "ENVIRONMENTAL LAWS" means applicable federal, state or local laws, regulations, or ordinances pertaining to (i) air and water quality, or (ii) the handling, generation, transportation, storage, treatment, usage or disposal of hazardous materials, or (iii) health, industrial hygiene or the environmental or ecological, conditions on, under or about the Property.

                  (c) "ENVIRONMENTAL NOTIFICATIONS" means any summons, citation, directive, order, claim, complaint, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any person, concerning (i) any intentional or unintentional act or omission or any condition or event which has resulted, or which may result, in the Release of Hazardous Material at or from the Property or any property adjacent to or within the vicinity of the Property, or any asserted liability therefor;
(ii) the imposition of any environmental lien on the Property; or (iii) any violation of any Environmental Law or any revocation or suspension of any environmental permits.

                  (d)      "HAZARDOUS MATERIAL" means all of the following:

                           (1) "HAZARDOUS SUBSTANCES" or "TOXIC SUBSTANCES" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. Section 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., both as amended to and after this date;

                           (2) "HAZARDOUS WASTES," as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq., as amended to and after this date;

                           (3) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards conduct concerning


                                      13.

         any hazardous, toxic, or dangerous waste substance or material, all as amended to and after this date;

                           (4) crude oil or any fraction of it that is liquid at standard conditions temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square include absolute);

                           (5) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. Section 2011, et seq., as amended to and after this date;

                           (6) asbestos in any form or condition; and

                           (7) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB's.

                  (e) "RELEASE" or "RELEASED" means the release, spill, emission, leaking, pumping, escape, injection, deposit, disposal, discharge, dispersal, leaking or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or Property.

         12.2     TENANT'S ENVIRONMENTAL COVENANTS.

         Tenant agrees that:

                  (a) During the term of the Lease, Tenant will operate the Property in compliance with all Environmental Laws and is responsible for obtaining all governmental permits relating to the use or operation of the Property required by Environmental Laws.

                  (b) Tenant will not permit to occur during the term of the Lease any Release, generation, manufacture, storage, treatment, transportation, or disposal of Hazardous Materials other than the Allowable Hazardous Materials on, in, under, or from the Property.

                  (c) If any Hazardous Material resulting out of Tenant's occupancy or occupation of the Premises other than the Allowable Hazardous Materials is found on the Property, Tenant, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove such Hazardous Material to the reasonable satisfaction of Landlord and the appropriate governmental authorities. If Tenant falls to comply with the requirements of this subparagraph (c), Landlord may cause the removal of such Hazardous Material from the Property. The cost of such Hazardous Material removal and any other cleanup (including transportation and storage costs) will be additional sums falling due under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable on demand by Landlord. Tenant will give Landlord, its agents, and employees access to the Property to remove or otherwise clean up any Hazardous Material. Landlord has no affirmative obligation to Tenant to remove or otherwise clean up any Hazardous Material arising out of the Tenant Release.

                  (d) Tenant will immediately notify Landlord and provide copies upon receipt of any Environmental Notifications. Tenant will promptly cure and have dismissed with prejudice any actions and proceedings referred to in such Environmental Notifications to the extent that those actions or proceedings involve Tenant's storage, generation, Release, transportation, manufacture or disposal of Hazardous Material.

                  (e) Landlord has the right to conduct environmental audits of the Property (i) at any time upon the request of Landlord's mortgagee or (ii) at reasonable times not to exceed once every two years, and Tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Landlord's choosing, and if any Hazardous Material arising out


                                   14.

of a Tenant Release other than Allowable Hazardous Material is detected or if a violation of any of the covenants contained in this Article 12 is discovered, the fees and expenses of such consultant and such audit will be borne by Tenant and will be paid as Additional Rent under this Lease on demand by Landlord.

                  (f) Tenant agrees to indemnify, defend, and hold harmless any Indemnified Party (as defined in Section 24.1) from and against any claims, judgments, damages, penalties, fines, expenses, liabilities, losses, causes of action, suits, demands or judgments of any nature arising from or in connection with:

                           (1) any Hazardous Material which has been deposited, stored, disposed of, placed or otherwise located or allowed to be located on, in, under, or affecting all or any portion of the Property arising out of a Tenant Release;

                           (2) any misrepresentation, inaccuracy, or breach of any covenant, or agreement of Tenant contained or referred to in this
         Article 12;

                           (3) any violation by Tenant of any Environmental Law;

                           (4) the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to a Tenant Release; and

                           (5) any condition described in the Environmental Report.

         12.3     LANDLORD'S ENVIRONMENTAL COVENANTS.

         Landlord represents that to the best of its knowledge (a) the Property is currently in compliance with all Environmental Laws; and (b) Landlord will promptly notify Tenant and provide copies of any Environmental Notifications.

         12.4     SURVIVAL.

         The provisions of Sections 12.1, 12.2 and 12.3 will survive the expiration or termination of this Lease.

         12.5     TENANT'S ACCEPTANCE.

         Landlord has provided Tenant with all the following documents in its possession or control affecting the Property: (a) all building plans, surveys and site plans (b) all environmental reports; and (c) all engineering reports and evaluations. In addition, Tenant has inspected the Property to determine the condition and suitability of the Property for the particular needs of Tenant. Tenant plans to do extensive renovations to the Property, at Tenant's expense, to adapt the Property to Tenant's needs. Landlord warrants to Tenant that all mechanical, electric, plumbing, and HVAC operations serving the Premises will be in working condition at the time Landlord tenders possession of the Premises to the Tenant, but otherwise Tenant agrees to accept the Property "as is" and "where is", without any representation or warranty of any kind by Landlord concerning the physical condition of the Property or the compliance or non-compliance of the Property with any applicable laws, codes or ordinances.

13.      CONDEMNATION

         13.1     SUBSTANTIAL CONDEMNATION.

         If all of the Property is taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, or in the event a portion of the Property is taken or sold as a result of such event, and as a result, in the joint reasonable determination of both Landlord and Tenant the balance of such Property cannot be used for the same purpose


                                       15.

as before such taking, sale or condemnation, then and in either of such events, the term of this Lease will terminate as of the date of vesting of title pursuant to such proceeding or sale. The total award, compensation or damages received from such proceeding or sale (the "AWARD"), subject to the rights of Landlord's mortgagee, will be paid to and be the property of Landlord, whether the Award is made as compensation for diminution of the value of the leasehold or the fee of the Property or otherwise. The Tenant assigns to Landlord, all of Tenant's right, title and interest in and to the Award, except that Tenant reserves the right to receive a separate award for its moving and relocation expenses which do not diminish the Award to Landlord. Tenant agrees to execute, immediately upon demand of Landlord, such documents as may be necessary to facilitate collection by Landlord, or Landlord's mortgagee, of any such award, compensation or damages.

         13.2     NON-SUBSTANTIAL CONDEMNATION.

         If only a part of the Property is taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and as a result in the joint reasonable determination of Landlord and Tenant the balance of the property can be used for the same purpose as before such taking, sale or condemnation, this Lease will not terminate and Tenant, at its sole cost and expense, will promptly repair and restore the Property and all improvements. Any award, compensation or damages paid as a consequence of such taking, sale, or condemnation, is payable to Landlord, or Landlord's mortgagee, and will be disbursed in accordance with the provisions of
Section 9.3. Any sums not so disbursed may be retained by Landlord. Tenant reserves the right to receive a separate award for Tenant's relocation expenses and for improvements and equipment installed by Tenant at the Property, as long as there is no diminution of the award granted to Landlord. If Tenant does not commence the required repair or restoration within 30 days after written notice from Landlord, and then diligently pursue the completion of same, the Tenant will be deemed in default under this Lease unless the delay is caused by the failure of Landlord or Landlord's mortgagee to disburse funds in a timely manner. In addition to any remedy of Landlord provided for under this Lease, at law or in equity, Landlord may retain the award, compensation or damages remaining in the hands of Landlord.

         13.3     ALTERNATE FORM OF TAKING.

         For the purpose of this Lease, all amounts payable pursuant to any agreement with any condemning authority which has been made in settlement of or under threat of any condemnation, or other eminent domain proceeding affecting the land, and/or the improvements shall be deemed to constitute an award made in such proceeding; provided, however, that no such agreement shall be made with any condemning authority by either Landlord or Tenant without the written consent of the other, which consent shall not be unreasonably withheld or delayed.


14.      RENT ABSOLUTE

         14.1     NET LEASE.

                  (a) This Lease is a net lease and, to the extent not otherwise provided by law, will not terminate except as otherwise expressly provided, nor will Tenant be entitled to any abatement or reduction, setoff, suspension, counterclaim, defense or deduction with respect to any Rent, Additional Rent or other sums payable, nor will the obligations of Tenant be affected, by reason of: any damage to or destruction of the Property; any taking of all or any part of the Property by condemnation or otherwise; the existence of any liens or rights of others whatsoever with respect to the Property consented to by Tenant or caused by an act or


                                      16.
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omission of Tenant; any lawful action of any governmental authority; or any other cause whether similar or dissimilar to the foregoing. Nothing contained in this Subsection 14.1(a) will be considered a waiver by Tenant of any rights that it may have to bring a separate action with respect to any default by Landlord, including an action for injunctive relief against Landlord. The parties intend that the obligations of Tenant are separate and independent covenants and agreements from the covenants and agreements of Landlord and will continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

                  (b) Tenant remains obligated under this Lease in accordance with its terms and may not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord.

                  (c) Except as otherwise specifically provided in this Lease, Tenant waives all rights to terminate or surrender this Lease, or to any abatement or abatement of Rent, Additional Rent or other sums payable under this Lease.

15.      ASSIGNMENT-SUBLETTING BY TENANT

         15.1     ASSIGNMENT AND SUBLETTING.

         Tenant may sublet all or any part of the Property without the consent of Landlord (provided that each such sublease is expressly made subject to the provisions of this Lease) and Tenant may assign all its rights and interests under this Lease, provided that any guarantor of this Lease furnishes to the Landlord a written affirmation of the guaranty notwithstanding such assignment or sublease. If Tenant assigns all its rights and interests under this Lease, the assignee under such assignment must expressly assume all the obligations of Tenant in an instrument approved by Landlord as to form and substance (which approval will not be unreasonably withheld or delayed), delivered to Landlord at the time of such assignment, and expressly be subordinate to this Lease. No assignment or sublease made as permitted by this Paragraph 15.1 will affect or reduce any of the obligations of Tenant, and all such obligations will continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made; provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease will be deemed to be performance by Tenant. No sublease or assignment made as permitted by this Paragraph 15.1 imposes any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease.

         15.2     NOTICE TO LANDLORD.

         Tenant agrees to deliver to Landlord a conformed copy of the assignment or sublease within ten (10) days after the execution and delivery of any such assignment or sublease of all or substantially all of the Property. Within ten
(10) days after the execution and delivery of any sublease of a portion of the Property, Tenant agrees to give notice to Landlord of the existence and term, and of the name and address of the sublessee.

         15.3     OPERATION OF LAW; HYPOTHECATION.

         Tenant will not allow or permit any transfer of this Lease, or any interest under this Lease, by operation of law, or convey, mortgage, pledge or encumber this Lease or any interest under this Lease, except to a successor entity whose credit rating with Standard and Poor's is no less than "BBB."


                                    17.
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         15.4     AFFILIATED ENTITIES.

         If Tenant is not in default beyond any applicable cure, grace or notice period, Tenant may sublet or assign to any Affiliated Entity (as defined below) without Landlord's prior consent provided (a) Tenant notifies Landlord of such sublease or assignment not less than ten (10) days prior to such sublease or assignment, (b) Tenant delivers a copy of the executed sublease or assignment to Landlord within ten (10) days of such subletting or assignment, (c) the subletting or assignment shall be subject to all of the liabilities and obligations set forth herein, (d) the sublease or assignment document does not modify any provision of this Lease or any of Landlord's or Tenant's obligations under the terms and conditions of this Lease in any manner, and (e) Tenant shall not be released of any of its liabilities hereunder. No such sublease or assignment shall be permitted under this section if the sublease or assignment would have any material adverse financial impact on Tenant's financial status. Tenant shall, prior to such sublease or assignment, provide written evidence reasonably satisfactory to Landlord that there shall be no material adverse financial impact on Tenant or Landlord resulting from such sublease or assignment. For purposes hereof, the term "AFFILIATED ENTITY" shall mean any corporation or entity which: (i) is Tenant's parent organization, (ii) is a wholly owned subsidiary of Tenant or Tenant's parent organization, (iii) is an organization which Tenant or Tenant's parent controls and of which Tenant or Tenant's parent owns in excess of fifty percent (50%) of the outstanding capital stock or has in excess of fifty percent (50%) equity interest, (iv) is the result of a consolidation, merger or reorganization with Tenant and/or Tenant's parent organization, or (v) is the transferee of substantially all of Tenant's assets.


16.      INFORMATION

         16.1     INFORMATION.

                  (a) Tenant agrees to furnish Landlord annually within one hundred thirty-five (135) days of the end of each fiscal year of any guarantor of this Lease with a copy of an audited annual statement of Tenant and any guarantor of this Lease for the immediately preceding year, and agrees that Landlord may deliver such statement to its mortgagee and to any prospective purchaser. If the shares of Tenant are traded publicly, then in lieu of an annual audited statement, Tenant may deliver Tenant's current annual report to its shareholders.

                  (b) Tenant agrees to furnish to Landlord and to Landlord's Mortgagee, with reasonable promptness, such other data and information, relative to the Lease or the condition of the Property, as Landlord or Landlord's Mortgagee may reasonably request, and shall use reasonable efforts to furnish Landlord and Landlord's mortgagee, with reasonable promptness, such additional information and data which becomes known to Tenant, if such additional information materially adversely affects the use or value of the Property.


17.      ESTOPPEL CERTIFICATES

         17.1     ESTOPPEL CERTIFICATES.

         Tenant agrees at any time and from time to time, upon not less than ten
(10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord, or Landlord's mortgagee, or any prospective purchaser, a statement in writing substantially in the form attached as EXHIBIT C (or such other form as the mortgagee or prospective purchaser reasonably requests) certifying that this Lease, and any guaranty, is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rent and other charges have been paid in advance, if any, and such other information as may be reasonably requested, it being intended that any such statement delivered pursuant to this Section 17.1 may be relied


                                      18.
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upon by any prospective purchaser of the fee, or mortgagee or assignee of any mortgage upon the fee, of the Property.

18.      INSPECTION OF PROPERTY

         18.1     INSPECTIONS.

         Tenant agrees to permit Landlord and any authorized representative of Landlord, to enter the Property at all reasonable times and upon reasonable advance notice during business hours for the purpose of inspecting the same. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant other person.

         18.2     EXHIBIT PROPERTY.

         Tenant agrees to permit Landlord and any representative of Landlord to enter the Property at all reasonable times and upon advance notice during business hours to exhibit the same for the purpose of sale, mortgage lease, and during the final year of the term or any extension, the Landlord may place on the Property usual "For Sale" or "For Rent" signs.


19.      FIXTURES

         19.1     FIXTURES.

         All buildings and improvements and all plumbing, heating, electrical, sprinkler, ventilation and air-conditioning fixtures and equipment, and other of personal property used in the operation of the Property (as distinguished from incident to the business of Tenant), whether or not attached or affixed to the ("building fixtures"), are and remain a part of the Property and constitute the property of Landlord.

         19.2     TENANT'S EQUIPMENT.

         All of Tenant's trade fixtures and all personal property, apparatus, machinery and equipment now or hereafter located upon the Property, other building fixtures as defined in Section 19.1, remains the personal property of Tenant ("TENANT'S EQUIPMENT").

         19.3     REMOVAL.

         Tenant's Equipment may be removed from time to time by Tenant, PROVIDED, HOWEVER, that if such removal shall injure or damage the Property, Tenant must repair the damage and place the Property in the same condition as it would have been if such equipment had not been installed.


20.      EVENTS OF DEFAULT

         20.1     TENANT'S DEFAULT.

         Each of the following events, occurrences or acts constitutes an "EVENT OF DEFAULT" by Tenant under this Lease:

                           (1) failure to pay Rent or any installment required to be paid by Tenant under this Lease, which continues for five (5) days after the due date; or

                           (2) failure to pay any other sum other than Rent required to be paid by Tenant under this Lease and such default continues for five (5) days after the due date; or

                           (3) failure to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such failure continues for thirty (30) days after a written notice to Tenant (PROVIDED HOWEVER


                                        19.

         that if a non-monetary, non-hazardous covenant is in default which by its nature cannot be fully cured within such 30 day period and within such 30 day period Tenant takes all reasonable steps needed to commence its cure and correction and diligently continues to prosecute such cure and does in fact cure or correct such default within a reasonable period thereafter (but in no event longer than 90 days, without the prior written consent of the Landlord, which consent will not be unreasonably withheld), then such occurrence shall not be a breach under this Lease; or

                           (4) if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant; or

                           (5) if Tenant abandons or vacates the Property during the term unless the Rent is current and all required insurance remains in full force and effect; or

                           (6) if any representation or warranty of Tenant proves to be incorrect in any material adverse respect as of the time when made, and such matter has not been corrected within 30 day after written notice to Tenant from Landlord; or

                           (7) if Tenant files a petition in bankruptcy or for reorganization or for arrangement pursuant to any federal or state law, or is adjudicated a bankrupt or becomes insolvent or makes an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due, or if a petition proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law is filed in any court and Tenant consents to or acquiesce in the filing or such petition is not discharged within ninety (90) days after the filing; or

                           (8) if a receiver, trustee or liquidator of Tenant, or of all of substantially all of the assets of Tenant, or of the Property or Tenant's estate is appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator is appointed in any proceeding brought against Tenant or any subsidiary and is not discharged within ninety (90) days after such appointment, or if Tenant or any subsidiary consents to or acquiesce in such appointment.

         20.2     LANDLORD'S REMEDIES.

         If an Event of Default exists, then Landlord, at its option may, with or without notice or demand of any kind to Tenant or other person (except as expressly provided in this Lease), have any one or more of the following described remedies in addition to all rights and remedies provided at law or in equity or elsewhere in this Lease:

                           (1) Landlord may take all steps to protect and enforce the rights of Landlord or obligations of Tenant under this Lease, whether by action, suit or at law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in aid of the execution of any power granted or for any foreclosure, or for the enforcement of any other appropriate or equitable remedy) or otherwise as Landlord deems advisable to protect and enforce any of its rights or the obligations of Tenant under this Lease;

                           (2) Landlord may terminate this Lease upon ten (10) days written notice to Tenant if such default is not cured within such 10 day period, in which event Landlord may repossess the Property and the term and the estate created of this Lease will expire and all rights of Tenant under this Lease will cease as of such termination date.


                                       20.

                           (3) Landlord may terminate Tenant's right of possession upon ten (10) days written notice to Tenant if such default is not cured within such 10 day period, may repossess the Property and remove all persons and property as Landlord may elect by forcible entry and detainer suit, by peaceful taking or otherwise, without terminating this Lease, in which event the right of Tenant possession of the Property shall cease and terminate as of such date. If Landlord elects to re-enter as provided or if Landlord takes possession pursuant to legal proceedings or pursuant to any notice provided for by law or termination of this Lease pursuant to clause (2) of this Section 20.2 or termination of Tenant's right to possession pursuant to clause (3) of this Section 20.2 or otherwise as permitted by law, Tenant agrees to peaceably quit and surrender the Property to Landlord. In any such event, neither Tenant nor any person claiming through or under Tenant, by virtue of any statute or of an order of any court, will be entitled to possession or to remain in possession of the Property, or any part, but must promptly quit and surrender the Property to Landlord.

                           (4) Upon termination of this Lease pursuant to clause
         (2) of this Section 20.2 or repossession pursuant to clause (3) of this
         Section 20.2, Tenant agrees to pay to Landlord all Rent and other sums required to be paid by Tenant up to the time of such termination or repossession. From and after such termination or repossession until the end of what would have been the term of this Lease in the absence of such termination or repossession, Tenant is liable to Landlord for, and agrees to pay Landlord the sums of money ("CURRENT DAMAGES") that would have been payable by Tenant, as Rent and all other sums which be payable under this Lease by Tenant in the absence of such termination or repossession, less the proceeds, if any, actually received by Landlord as a result such repossession and subsequent reletting or other disposition of the Property, after deducting from such proceeds, the expenses, costs and payments of every kind Landlord which in accordance with the terms of this Lease would have been borne by Tenant and all of Landlord's expenses in connection with such realization of proceeds. Such Landlord expenses include all unpaid expenses incurred in obtaining possession, in altering, repairing and putting the Property in good order and condition and in reletting the Property or any part including reasonable fees of attorneys, architects, and other experts and any other reasonable and legitimate expenses. Tenant will pay such Current Damages monthly on the days on which Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord is entitled to recover the same from Tenant on each such day. Tenant also is liable for all sums otherwise payable by Tenant under this Lease including, but limited to, such expenses of Landlord, as well as for any such deficiency, and Landlord has the right from time to time to begin and successive actions or other legal proceedings against Tenant for the recovery of deficiency or damages or for a sum equal to any installments of Rent and any sums payable under this Lease and to recover the same upon the liability of Tenant. The liability survives the action to secure possession of the Property. Landlord is not required to wait to begin any such action or other proceedings until the date this Lease would have expired by limitation had there been no such Event of Default.

                           (5) At any time after any termination of this Lease pursuant to clause (2) of this Section 20.2, or termination of possession pursuant to clause (3) of this Section 20.2, whether or not Landlord has collected any Current Damage, Tenant will pay to Landlord, at Landlord's option and upon demand, as and for liquidated and agreed final damages ("FINAL DAMAGES") for Tenant's default and in lieu of all Current Damages beyond the date of such demand, an amount equal to the sum of (i) the excess, if any, of Rent and the sums which would be payable under this Lease from the


                                       21.

         date of such demand (or, if it be earlier, the date to which Tenant satisfied in full its obligation under clause (4) of this Section 20.2 to pay Current Damages) for what would be the then unexpired term of this Lease in the absence of such expiration or repossession, discounted at the rate of [...***...]% per year on the basis of a 360-day year of twelve consecutive 30-day months, over the fair rental value of the Property at the time of such termination for the balance of such term, discounted at the same rate and in the same manner as above stated. Nothing in this Section limits or prejudices the right of Landlord, in any bankruptcy, reorganization or insolvency proceedings, to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater than, equal to, or less than such Final Damages.

         Notwithstanding the cure, grace or notice periods set forth above, Tenant agrees and acknowledges that (i) sums remaining unpaid continue to accrue interest during any such cure or grace period, at the Lease Interest Rate; (ii) Tenant is not entitled to more than two (2) such written notices and cure or grace periods in any consecutive 24 month period during the term of this Lease; and (iii) in addition to any and all other remedies to which Landlord is entitled for the non-payment or late payment of rent (including interest on sums due but not yet received), Landlord is also entitled to collect a late charge as set forth in Section 3.3.

         20.3     LANDLORD'S DEFAULTS AND TENANT'S REMEDIES.

         Each of the following events, occurrences or acts constitutes an `Event of Default' by Landlord under this Lease:

                  (a) Failure to pay any sum required to be paid by Landlord under this Lease and such default constitutes for thirty (30) days after receipt of written notice; or

                  (b) Failure to observe or perform any of the other covenant or conditions in this Lease which Landlord is required to observe and perform and such failure continues for sixty (60) days after a written notice to Landlord, provided however that if a non-monetary covenant is in default which by its nature cannot be fully cured within such sixty (60) days and within such sixty
(60) days, Landlord takes all reasonable steps needed to commence its cure and correction and diligently continues to prosecute such cure and does in fact cure or correct such default within a reasonable period thereafter, then such occurrence will not be a breach under this Lease; or

                  (c) If a default involves a Hazardous Materials condition for which Landlord is responsible and is not cured by Landlord within a reasonable period of time after receipt of written notice to Landlord.

         In addition to any other remedies specifically provided in this Lease, Tenant may, at its option, terminate this Lease if Tenant's use and enjoyment of the Property is disturbed due to a defect in Landlord's title in the Property, unless such defect is cured within nine (9) months following receipt of written notice from Tenant to Landlord and Landlord's mortgagee.

         20.4     WAIVER.

         Except as expressly provided in this Lease, Tenant waives, so far as permitted by law, the service of any notice of intention to re-enter the Property provided for in any statute, and Tenant also waives any and all right of redemption or re-entry or re-possession in case Tenant is dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms




                                       22.
                                          * Confidential Treatment Requested

"enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

         No failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition or to exercise any right or remedy consequent upon a breach, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition to be performed or complied with by Tenant or Landlord, and no breach can be waived, altered or modified except by a written instrument executed by Landlord or Tenant. No waiver of any breach will affect or alter this Lease, but each and every agreement, term, covenant and condition will continue in full force and effect with respect to any other then existing or subsequent breach.

         20.5     INJUNCTION.

         Upon any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord will be entitled to enjoin such breach or threatened breach and will have the right to invoke any right and remedy allowed at law or in equity or by statute.

         20.6     REMEDIES CUMULATIVE.

         Each right and remedy provided for in this Lease is cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         20.7     RIGHT TO CURE DEFAULTS.

         Either party may, but is not obligated to, cure, any default by the other party under this Lease if the other party fails to cure after the applicable notice and cure period.


21.      EXPENSES OF ENFORCEMENT

         21.1     EXPENSES OF ENFORCEMENT.

         The losing party in any litigation agrees to pay upon demand all expenses of the prevailing party, including reasonable attorneys' fees and court costs (together with interest on the amount of such fees, costs and expenses at the Lease Interest Rate) incurred either directly or indirectly in enforcing any obligation under this Lease and in defending or otherwise participating in any legal proceedings initiated by or on behalf the losing party under which the prevailing party is not adjudicated to be in default under this Lease.


22.      SUBORDINATION TO MORTGAGES

         22.1     SUBORDINATION.

         Subject to paragraph 22.2, this Lease and the rights and interest of Tenant are subject and subordinate to any and all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds, now or hereafter placed upon the Land, and to any advances made or to e, made and all extensions, renewals, consolidations, modifications, and amendments thereof, unless the holders of such mortgages or trust deed, or the lessors under such ground lease or underlying leases require in writing that this Lease be superior. Such subordination shall be automatic and self-operative, and shall not require the execution of any


                                       23.

further instrument to be effective. Notwithstanding the foregoing, Tenant shall at Landlord's request or at the request of Landlord's mortgagee execute such further instruments or assurances as Landlord or its mortgagee may reasonably deem necessary to further evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

         22.2     NON-DISTURBANCE AND ATTORNMENT.

         As a condition to the subordination set forth in Section 22.1 above, Landlord agrees to deliver to Tenant, and Tenant agrees to execute, as soon as practical after the execution, a non-disturbance and attornment agreement from Landlord's present mortgagee, using such mortgagee's customary form. Landlord further agrees that it shall be a condition to the subordination set forth in
Section 22.1 above with respect to any future mortgagee that Landlord deliver a non-disturbance and attornment agreement from such future mortgagee, using such mortgagee's then customary form Tenant agrees that no action taken by the mortgagee to enforce the mortgage by foreclosure, or by accepting a deed in lieu of foreclosure, or by resorting to any other remedies available to the mortgagee, will terminate this Lease or invalidate any of the terms of this Lease and that Tenant will attorn to the mortgagee, to the purchaser at a foreclosure sale, or to a grantee in a voluntary conveyance, and will recognize such entity as Landlord for the balance of the term of the Lease, providing that the mortgagee will agree with the Tenant that, as long as the Tenant is not in default under any of the terms of its Lease, the Tenant's possession will not be disturbed by the mortgagee, except to the extent provided in this Lease. Such attornment will be automatic and self-operative, and no further instrument is required for such attornment to be effective. Notwithstanding the foregoing, Tenant agrees, at the request of Landlord or Landlord's mortgagee, to execute such further instruments as Landlord or its mortgagee may reasonably deem necessary to further evidence or confirm the attornment and non-disturbance agreement.


23.      INDEMNITY AND WAIVER

         23.1     TENANT'S INDEMNITY.

                  (a) Tenant agrees to protect, indemnify and save harmless Landlord (and, if Landlord is a Trustee, the term "Landlord" for the purpose of this Article 23 only, includes the Trustee, its agents, its beneficiary or beneficiaries and their agents), the mortgagee or the holder of any lien or mortgage upon the Property, the holder of any note secured by any such mortgage (a "NOTEHOLDER") and any partner, officer, director or shareholder of Landlord, any Noteholder, and any holder of any lien or mortgage upon the Property (collectively, the "INDEMNIFIED PARTIES") from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, suits, demands1 or judgments of any nature, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against any Indemnified Party arising from, or out of, or by reason of (a) any accident, injury to or death of persons or loss or damage to property occurring on or about the Property or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways resulting from an act or omission of Tenant or anyone claiming by, through or under Tenant; (b) or any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (c) performance of arty labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof at the request or on behalf of Tenant, (d) any instrument which Landlord is requested by Tenant to execute pursuant to Sections 4.6 or 4,7, (e) any use, act or omission of Tenant or its employees, agents, contractors, licensees, sublessees or invitees, and
(f) any contest referred to in Section 4.6 of this Lease. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's sole expense, resist and defend such action, suit or proceeding, or


                                     24.

cause the same to be resisted and defended, provided that Landlord gives timely notice to Tenant of any such action, suit or proceeding. All payments due to Landlord hereunder shall be so much Additional Rent due on the immediately following next rent payment date, together with interest at the Lease Interest Rate from the date of Landlord's disbursement. The obligations of Tenant under this Section 23.1 with respect to events or circumstances occurring or existing prior to the expiration or termination of this Lease shall survive the expiration or the termination of this Lease and shall not be limited or affected by any other provision of this Lease requiring Tenant to carry liability insurance.

         An Indemnified Party must give Tenant notice of the existence of any claim with respect to which Tenant is responsible to indemnify and defend the Indemnified Party under this Lease (whether or not pursuant to this Section 23.1), promptly after such claim is made upon the Indemnified Party; provided
(i) notice of any claim by any Indemnified Party shall serve as notice to Tenant with respect to such claim from all Indemnified Parties, and (ii) failure to provide such notice shall not diminish in any way Tenant's obligations to indemnify or defend the Indemnified Parties, except as to the obligations to indemnify the Indemnified Party or Parties upon which such claim was made and which had notice of such claim, and then only to the extent Tenant is actually prejudiced thereby. In circumstances in which the position of an Indemnified Party may be adverse to the position of Tenant or any of its Affiliates, in such Indemnified Party's reasonable judgment, such Indemnified Party may conduct its own defense with its independent or in-house counsel at Tenant's expense. In all other circumstances, (i) Tenant agrees to employ independent counsel reasonably satisfactory to Landlord and the Noteholders on behalf of each affected Indemnified Party to defend the claim at Tenant's expense, and (ii) each such Indemnified Party agrees to use reasonable efforts to cooperate with Tenant and the counsel employed by Tenant in conducting such defense. In any event, all settlements of claims must be subject to the reasonable approval of each affected Indemnified Party. Without limiting the generality of the foregoing, an Indemnified Party will not be considered to be unreasonable in withholding its consent to a proposed settlement of a claim if, in the sole discretion of such Indemnified Party, such settlement might have an adverse effect on such Indemnified Party (despite the payment of amounts due under the proposed settlement by Tenant). An Indemnified Party's failure to reasonably cooperate as described above, or an Indemnified unreasonable withholding of its consent to the settlement of a claim recommended in writing Tenant, shall not diminish in any way Tenant's obligations to indemnify or defend the Indemnified Parties, except the Indemnified Party or Parties which fail to reasonably cooperate as described above or unreasonably withhold consent to a settlement as set forth above, and then only to the extent Tenant is actually prejudiced.

         23.2     WAIVER.

         Tenant waives all claims it may have against Landlord and Landlord's agents for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Property, or by any other person, resulting from any part of the Property or any of' its improvements, equipment or appurtenances becoming out of repair, or resulting from any accident on or about the Property or resulting directly or indirectly from any act or neglect of any person, other than a negligent act or omission by Landlord, its officers, agents, employees or contractors. This Section 23.2 includes, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of any other person, other than a negligent act or omission by Landlord, its officers, agents, employees or contractors, and whether such damage be caused or result from any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature


                                   25.

or of a wholly different nature. All personal property belonging to Tenant or any occupant of the Property that is in or on any part of the Property shall be there at the risk of Tenant or of such other person only, arid Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof other than as a result of Landlord's gross negligence.

         23.3     LANDLORD'S INDEMNITY.

         Landlord agrees to protect, indemnify and save harmless Tenant and any officer, director or shareholder of Tenant from and against any losses, liabilities, claims, obligations, damages, penalties, causes of action, suits, demands,, or judgments of any nature, costs and expenses (including reasonable attorneys' fees and expenses arising out of any negligent act or negligent omission caused by Landlord, its officers, employees, agents or contractors.

24.      SURRENDER

         24.1     SURRENDER.

         Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Property, Tenant will at once surrender and deliver up the Property, together with all improvements thereon, to Landlord, broom clean1 in good order, condition and repair, ordinary wear and tear excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside of the building and on the grounds comprising the Property. Any damage caused by removal of Tenant from the Property, including any damages caused by removal of Tenant's equipment as herein defined, shall be repaired by Tenant at its cost prior to the expiration of this Lease term. In the event any improvements or Tenant's equipment are not removed by Tenant at the time of the expiration' of this Lease tern,, Tenant shall pay rent until such improvements and fixtures and Tenant's equipment are removed.

         All additions, hardware, improvements, temporary or permanent, in or upon the Property placed there by Tenant will become Landlord's property and shall remain upon the Property upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal. If Landlord so requests removal of such additions, hardware, or improvements and Tenant does make such removal by the termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place business of Tenant or warehouse the same, and Tenant agrees to pay the cost of such removal, delivery and warehousing to Landlord on demand.

         24.2     HOLDING OVER.

         Any holding over by Tenant of the Property after the expiration or sooner termination of this Lease shall operate and be construed to be a tenancy from month to month only, at [...***...]% of the most recent monthly rate of rent and other charges payable for the Lease term. If any holding over extends for at least six (6) months, then, at the election of Landlord expressed in a written notice to Tenant, and not otherwise, such holding over shall constitute a renewal of this Lease for one (1) year at [...***...]% of the most recent Fixed Annual Rent and upon all of the other covenants and agreements contained in this Lease, provided, however, that if Tenant quits and fully vacates the Property within ten (10) days following such Landlord's notice then no such one year renewal will be created, and Tenant will be liable for the month-to-month tenancy rent set forth above. If Tenant continues to hold over after a written demand by Landlord for possession at the expiration of this Lease or after termination by either party of a month-to-month tenancy created pursuant to this Section, or after termination of the Lease or of Tenant's




                                     26.
                                          * Confidential Treatment Requested
right to possession pursuant to any other section, Tenant shall pay monthly rent at a rate equal to [...***...]% of rent payable immediately prior to the expiration or other termination of the Lease or Tenant's right to possession. Nothing contained in this Section 24.2 should be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Property, as well as any damages incurred by Landlord due to Tenant's failure to vacate the Property and deliver possession to Landlord as herein provided.

25.      COVENANT OF QUIET ENJOYMENT

         25.1     QUIET ENJOYMENT.

         Subject to Section 14.1, Landlord covenants and represents that Landlord has full right and power to execute and perform this Lease and to grant the demised estate; and that at all times when Tenant is not in default under the terms of and during the term of this Lease, Tenant's quiet and peaceable enjoyment of the Property shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

         25.2     CONTROL OF PROPERTY.

         Tenant, during the term of this Lease and any extensions, is entitled to have exclusive control of the Property, and neither Landlord nor any mortgagee of Landlord may take any action pertaining to the Property without the prior written consent of Tenant, except as otherwise specifically provided in this Lease.


26.      BROKERAGE

         26.1     BROKERAGE.

         Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Lease and Tenant covenants to pay, hold harmless and indemnify each Indemnified Party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or other agent with respect to this Lease.


27.      RECORDING OF MEMORANDUM OF LEASE

         27.1     RECORDING.

         This Lease may not be recorded, but the parties agree, at the request of either of them, to execute a Memorandum of Lease for recording, containing the names of the parties, the legal description and the term of this Lease.


28.      NOTICES

         28.1     NOTICES, DEMANDS AND OTHER INSTRUMENTS.

         All notices, demands, requests, consents, approvals and other instruments required to be given pursuant to the terms of Lease must be in writing and will be considered properly given if (a) with respect to Tenant, sent by registered mail, postage prepaid, or sent by overnight express delivery or delivered by hand, in each case to Tenant at its address set forth below, (b) with respect to Landlord, sent by registered postage prepaid, or sent by overnight express courier, or delivered by hand in each case, addressed to Landlord at its address set below, and (c) with respect to Landlord's Mortgagee, sent by registered mail, postage or sent by telegram, overnight express courier, or delivered by hand in each case, addressed to Landlord's Mortgagee at its address provided by Landlord.




                                   27.
                                          * Confidential Treatment Requested

If to Landlord:                             BRADLEY ASSOCIATES LIMITED
                                            PARTNERSHIP
                                            225 N. Michigan Avenue, 11th Floor
                                            Chicago, IL 60601
                                            Attn: Sherwin Jarol

        with a duplicate courtesy copy to:  Morrie Much
                                            Much Shelist Freed Denenberg Ament &
                                            Rubenstein, P.C.
                                            200 N. LaSalle Street. Suite 2100
                                            Chicago, IL 60601-1095
If to Tenant:                               SUREI3EAM CORPORATION
                                            3033 Science Park Road
                                            San Diego, Ca 92121
                                            Attn: Larry Oberkfetl, President


                                            TITAN CORPORATION
                                            3033 Science Park Road
                                            San Diego, CA 92121
                                            Attn:    Real Estate Department
Landlord and Tenant have the right from time to time specify as its address for purposes of this Lease any other address in the United States America upon fifteen (15) days' written notice to the other party.


29.      COVENANTS RUN WITH LAND

         29.1     RUN WITH LAND.

         All of the covenants, agreements, conditions and undertakings in this Lease extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties, the same as if they were in every case specifically named, and are covenants running with the land, and wherever in this Lease reference is made to either of the parties. It shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing in this Lease shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

         29.2     MEANING OF "LANDLORD".

         The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of landlord are concerned, means and includes only the owner or owners at the time in question of the fee of the Property, and in the event of any transfer or transfers of the title to such fee, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the transfer or conveyance: provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, must be turned over to the grantee, and any amount then due


                                     28.

and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, must be paid to Tenant.

         29.3     LIMITATION ON LANDLORD'S LIABILITY.

         If Landlord or any successors in interest is an individual, joint venture, tenancy in common, firm or partnership, general or limited, there will be no personal liability on such individual or on the members of such joint venture, tenancy in common, firm, or partnership or on such joint venture, tenancy in common, firm, or partnership, in respect to any of the covenants or conditions of this Lease, and in the event of any default or breach by Landlord with respect to any of the terms, covenants and of this Lease to be observed, honored or performed by Landlord, Tenant agrees to look solely to the estate and property of Landlord in the land and buildings owned by Landlord comprising Property for the collection of any judgment (or any other judicial procedures, requiring the payment of money by Landlord) and no other property or assets of Landlord is subject to levy, execution, or other procedures for satisfaction of Tenant's remedies. Nothing contained in this Section 29.3 is intended to or may be used to limit the liability or responsibility of an insurance carrier from paying on a claim otherwise payable under an insurance policy maintained by Landlord.


30.      MISCELLANEOUS

         30.1     CAPTIONS.

         The captions of this Lease are for convenience only and are not to be construed as part of this Lease or as defining or limiting in any the scope or intent of the provisions of this Lease.

         30.2     SEVERABILITY.

         If any covenant, agreement or condition of this Lease or the application to any person, firm or corporation or to any circumstances, is to any extent determined to be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, will not be affected. Every covenant, agreement or condition of this Lease should be construed as valid and enforceable to the fullest extent permitted by law.

         30.3     APPLICABLE LAW.

         This Lease is governed by the laws of the state in which the Property is located.

         30.4     AMENDMENT IN WRITING.

         None of the covenants, terms or conditions of this Lease to be kept and performed by either party, may be altered, modified, changed or abandoned except by a written instrument, duly signed and delivered by the other party, PROVIDED, HOWEVER, that any instrument not consented to Landlord's mortgagee will not be binding upon such mortgagee.

         30.5     RELATIONSHIP OF THE PARTIES.

         Nothing in this Lease creates the relationship of and agent or of partnership, or of joint venture by the parties. No provisions contained in this Lease nor any acts of the parties will be considered to create any relationship other than the relationship of Landlord and Tenant.

         30.6     PAYMENTS.

         No payment by Tenant or receipt by Landlord of an amount lesser than the stipulated Fixed Monthly Rent and Additional Rent will be considered to be other than on account of the earliest stipulated rent, nor may any endorsement or statement on any letter accompanying any check or payment as rent be treated as an accord. Landlord


                                    29.

may accept such check or payment without prejudice to Landlord's right to the balance of such rent or pursue any other remedy in this Lease. Landlord has the right to apply payments received from Tenant pursuant to this Lease (regardless of designation of such payments) to satisfy any obligations of Tenant, in such order and amounts, as Landlord may elect in its sole discretion.

         30.7     LEASE INTEREST RATE.

         The term "LEASE INTEREST RATE," means [...***...] percent ([...***...]%) over and above the "prime rate" or "effective rate" of interest as announced from time to time by American National Bank and Trust Company of Chicago.

         30.8     TERMS.

         The necessary grammatical changes required to make the provisions of this Lease apply either to corporations or partnerships or individuals, men or women, as they may require, should be assumed in all cases as though in each case fully expressed.

         30.9     LEASE CONTAINS ALL TERMS.

         All prior negotiations, representations understandings between Landlord and Tenant are merged and incorporated in this Lease. No agreement between Landlord and Tenant with respect to the Property exists, unless set forth in writing and executed by the parties.

         30.10    MERGER.

         There will be no merger of this Lease or of the leasehold estate with the fee estate in the Property by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate as well as the fee estate in the Property or any interest in such fee estate.

         30.11    TENANT'S REPRESENTATION AND WARRANTY.

         By execution of this Lease, Tenant and each individual signing on behalf of Tenant, represents and warrants that: (1) Tenant has the full power and authority to enter into this Lease and perform the obligations required under this Lease; (2) this Lease is a valid and binding obligation of Tenant enforceable in accordance with its terms, except for the application of bankruptcy and debtor's and creditor's laws generally; and (3) all financial statements of Tenant and any guarantor of Tenant submitted to Landlord are true, correct and complete in all material as of the date of execution. Tenant acknowledges and agrees that each and all of preceding representations and warranties are being relied upon by Landlord as a inducement to Landlord's execution of this Lease.

         30.12    LANDLORD'S REPRESENTATIONS AND WARRANTY.

         By execution of this Lease, Landlord and each individual signing on behalf of Landlord, represent and warrant that:

                  (a) Landlord has the full power and authority to enter into this Lease and perform the obligations required under this Lease; and

                  (b) This Lease is a valid and binding obligation of Landlord enforceable in accordance with its terms, except for the application of bankruptcy and debtors and creditors laws generally.

         30.13    GUARANTY.

         This Lease will not be effective unless and until the Guaranty attached as Exhibit B is signed by Titan Company, a Delaware corporation, that is the parent corporation of Tenant.




                                    30.
                                          * Confidential Treatment Requested

                                       LANDLORD:

                                       BRADLEY ASSOCIATES LIMITED PARTNERSHIP,
                                       an Illinois limited partnership

                                       By:   Sherwin LLC, an Illinois limited
                                             liability company, General Partner

                                             By:   /s/ Sherwin Jarol
                                                   Sherwin Jarol, Manager

                                       By:   Morrie, LLC, an Illinois limited
                                             liability company, General Partner

                                             By:   /s/ Morris D. Ziegler
                                                   Morris D. Ziegler, Manager


                                       TENANT:
ATTEST:
                                       SUREBEAM CORPORATION
By:
    ---------------------------------
     Name:                             By:    /s/ Larry Oberkfell
              -----------------------
     Title:                                  Larry Oberkfell, President
              -----------------------


                                        31.

                                    EXHIBIT A

                                LEGAL DESCRIPTION


Lot 3 in Highgrove Center for Business East Campus Unit Three, being a Resubdivision of Lots 11 and 12, together with all of vacated Dale Road, in Highgrove Center for Business Unit Two, being a Resubdivision of Lots 3, 4, 5, 6, 8 and 9 of Highgrove Center for Business Unit One, a subdivision of Part of Sections 23 and 26, Township 40 North, Range 10, East of the Third Principal Meridian, according the Plat of said Highgrove Center for Business East Campus Unit Three recorded January 16, 1991, as Document R91-005340, in DuPage County, Illinois.



Address:          300 Regency Drive
                  Glendale Heights, Illinois

                                    EXHIBIT B

                                GUARANTY OF LEASE


         This Guaranty of Lease (the "GUARANTY") is attached to and made part of the Building Lease (the "LEASE") dated November 17, 2000 between BRADLEY ASSOCIATES LIMITED PARTNERSHIP, as Landlord, and SUREBEAM CORPORATION, a Delaware corporation, as Tenant, for the Property commonly known as 300 Regency Drive, Glendale Heights, Illinois. The terms used in this Guaranty have the same definitions as set forth in the Lease.

         This Guaranty is signed by TITAN COMPANY, a Delaware corporation ("Guarantor) that is the parent of Tenant

         In order to induce Landlord to enter into the Lease with Tenant the Guarantor executes and delivers this Guaranty to Landlord. Guarantor acknowledges that Landlord would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Landlord.

         1. GUARANTY. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor irrevocably, unconditionally, guarantees the full, timely and complete (a) payment of all Fixed Annual Rent, Additional Rent and other sums payable by Tenant to Landlord under the Lease, and any amendments or modifications by agreement or course of conduct, and (b) performance of all covenants, representations and warranties made by Tenant and all obligations to be performed by Tenant pursuant to the Lease, and any amendments or modifications by agreement or course of conduct. The payment of those amounts and performance of those obligations must be made in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease or any disability of Tenant.

         2. LANDLORD'S RIGHTS. Landlord may perform any of the following acts at any time during the Lease Term, without notice to or assent of any Guarantor and without In any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Building, the Property, or this Guaranty, (d) consent to any transfer or assignment of Tenant's or any future tenant's interest under the Lease, (e) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (0 apply such security and direct the order or manner of sale as Landlord, in its sole and absolute discretion, deems appropriate, and
(g) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty.

         3. TENANT'S DEFAULT. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any Event of Default by Tenant as defined under the Lease, Landlord may proceed immediately against Tenant and/or Guarantor to enforce any of Landlord's rights or remedies against Tenant or Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon either Tenant or Guarantor. This Guaranty will not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

         4. GUARANTOR'S WAIVERS. Guarantor waives (a) presentment, demand or payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment,


                                     1.

default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation, (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantors against Landlord or any such security, whether resulting from an election by Landlord, or otherwise, and (g) to the extent allowable by law, all "SURETYSHIP DEFENSES." Any part payment by Tenant or other circumstance that operates to toll any statute of limitations as to Tenant will operate to toll the statute of limitations as to Guarantor.

         5. SEPARATE AND DISTINCT OBLIGATIONS. Guarantor acknowledges and agrees that Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events will not have any effect whatsoever on any Guarantor's obligations to Landlord under this Guaranty, each of which obligations continues in full force or effect as though such event had not occurred: (a) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "BANKRUPTCY LAWS"), (b) the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of Tenant or of any substantial part of its property, (c) any assignment by Tenant for the benefit of creditors, (d) the failure of Tenant generally to pay its debts as such debts become due, (e) the taking of a corporate action by Tenant in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of Tenant in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee (or similar official) of Tenant or of any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and will not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse Tenant pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by Tenant or any trustee, or thereafter assigned by Tenant or any trustee to a third party, this Guaranty will remain in full force and effect with respect to the full performance of Tenant, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through
(f) of this Paragraph 5 occur, as between Landlord and Guarantor, Landlord will have the right to accelerate all of Tenant's obligations under the Lease and each Guarantor's obligations under this Guaranty. In such event, all such obligations will become immediately due and payable by Guarantors to Landlord. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation for any cause whatsoever of the liability of Tenant.

         6. SUCCESSORS AND ASSIGNS. This Guaranty binds Guarantor and its successors and assigns.


                                      2.

         7. ENCUMBRANCES. If Landlord's interest in the Building, the Property, the Lease or the rents, issues or profits, are subject to any deed of trust, mortgage or assignment for security, any Guarantor's acquisition of Landlord's interest in the Property or Lease will not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty will nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchase at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns.

         8. GUARANTOR'S DUTY. Guarantor acknowledges that it is aware of the present financial condition of Tenant. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord has no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

         9. LANDLORD'S RELIANCE. Landlord is not required to inquire into the powers of Tenant or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers will be guaranteed under this Guaranty.

                                    TITAN CORPORATION, a Delaware
                                    corporation

                                    By:  /s/ L.L. Fowler
                                    Name: L.L. Fowler
Date: 11-17-00                      Title:  Corporate, Vice President, Contracts

                                    Address:
                                    3033 Science Park Road
                                    San Diego, CA 92121


                                   3.

                                    EXHIBIT C

                           TENANT ESTOPPEL CERTIFICATE


Property Name:
                                          -----------------------------------

Tenant:
                                          -----------------------------------

To:  ("PURCHASER" or "LENDER")
                                          -----------------------------------



DEFINITIONS:

Lease Date:
                                          -----------------------------------

Landlord:
                                          -----------------------------------

Tenant:
                                          -----------------------------------

Security Deposit
                                          -----------------------------------

Date of Possession:
                                          -----------------------------------

Rent Commencement Date:
                                          -----------------------------------

Fixed Monthly Rent
                                          -----------------------------------

Fixed Annual Rent:
                                          -----------------------------------

Monthly Deposits:
                                          -----------------------------------

Term:
                                          -----------------------------------

Termination Date:
                                          -----------------------------------

Renewal Option(s):
                                          -----------------------------------

Square Footage
                                          -----------------------------------

Use:
                                          -----------------------------------

Tenant's Address For Notices:
                                          -----------------------------------


                                          -----------------------------------


                                          -----------------------------------



         Purchaser or Lender proposes to purchase or place a mortgage on the Property and this Tenant Estoppel Certificate is made and delivered in connection with that transaction.

         The undersigned Tenant under the above-referenced lease dated as of the Lease Date between Landlord and Tenant ("LEASE"), certifies, represents, confirms and agrees in favor of. Purchaser or Lender the following:

         1. The above-described Lease has not been canceled, modified, assigned, extended or amended and contains the entire agreement between Landlord and Tenant except as follows:


                                      1.

         2. Rent has been paid to ___________________. There is no Prepaid Rent. The amount of the Security Deposit is as set forth above, which is currently being held by Landlord.

         3. Tenant took possession of the leased premises on the Date of Possession, and commenced to pay rent on the Rent Commencement Date, in the amount of the Fixed Monthly Rent, each payable in advance. Our current Fixed Annual Rent is as set forth above, payable in equal monthly installments, subject to Additional Rent, common area maintenance charges, escalation charges and other charges in accordance with the terms and provisions of the Lease, which as of this date total the Monthly Deposit Amount, each payable in equal monthly installments in advance. We are currently in occupancy of the leased premises. No "discounts," "free rent," "discounted rent" or "abatements of rent" have been agreed to or are in effect.

         4. The Lease is for the Term set forth above and ending on the Termination Date, and we have the Renewal Option(s) set forth above.

         5. All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met, and Tenant has accepted and taken possession of the leased premises on the Date of Possession as set forth above and presently occupies the leased premises, presently consisting of the Square Footage as set forth above.

         6. The Lease is (a) in full force and effect, and (b) free from default by both Landlord and Tenant; and we have no claims, liens, charges or credits against Landlord or offsets against rent.

         7. The undersigned has not assigned or sublet the Lease, nor does the undersigned hold the Property under assignment or sublease.

         8. There are no other agreements written or oral, between the undersigned and Landlord with respect to the Lease and/or the leased premises and building. Landlord has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Lease, and Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

         9. The leased premises are currently being used for the Use set forth above.

         10. Tenant is maintaining (free of default) all insurance policies that the Lease requires Tenant to maintain.

         11. Neither Landlord nor Purchaser nor any of their respective successor or assigns, has or will have any personal liability of any kind or nature under or in connection with the Lease; and, in the event of a default by Landlord or Purchaser under the Lease, Tenant shall look solely to Landlord's or Purchaser's interest in the building in which the leased premises are located.


                                    2.
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         12. Tenant is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default), and Tenant has not assigned, transferred or hypothecated its interest under the Lease.

         13. Tenant (i) does not have any option or preferential right to purchase all or any part of the leased premises or all or any part of the building of which the leased premises are a part; and (ii) does not have any right, title or interest with respect to the leased premises other than as lessee under the Lease.

         14. We understand that Purchaser is planning to purchase the Property on which the leased premises is located to Purchaser, and we agree to make all payments required under the Lease to Purchaser upon our receipt of notice from Landlord and/or Purchaser. Further, upon receipt of such notice, we will thereafter look to Purchaser and not Landlord as the landlord under the Lease. We agree to give all notices required to be given by us to Landlord under the Lease to Purchaser upon our receipt of said notice.

         15. The statements contained herein may be relied upon by Purchaser and by any prospective purchaser or lender of the Property.

         16. If Tenant is a Corporation, the undersigned is a duly appointed officer of the corporation signing this Agreement, and is the incumbent in the office indicated under his or her name. If Tenant is a partnership or joint venture, the undersigned is a duly appointed partner or officer of the partnership or joint venture signing this certificate. In any event, the undersigned individual is duly authorized to execute this Agreement on behalf of Tenant.

         17. Tenant (a) executes this certificate with the understanding that Purchaser or Lender is contemplating purchasing or placing a mortgage upon the Property, and that Purchaser or Lender will do so in material reliance on this certificate; and (b) agrees that the certifications and representations made in this certificate will survive such acquisition or loan.

         18. The current address to which all notices to Tenant as required under the Lease should be sent is the Tenant's Address for Notices.

         19. The rights or Purchaser or Lender will inure to its successors and assigns.

         Tenant has executed this Tenant Estoppel Certificate as of this ____ day of _________________, 200_.


                                  ----------------------------------------------
                                  a(n)
                                       -----------------------------------------

                                  By:
                                      ------------------------------------------
                                  Its:
                                       -----------------------------------------


                                     3.
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                           [GRAPHIC - PLAT OF SURVEY]


                                     1.